UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

March 31, 2003

MAXXIS GROUP, INC.

(Exact name of registrant as specified in its charter)

GEORGIA	0-31867	58-2278241

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1901 Montreal Road, Suite 108
Tucker, Georgia 30084

(Address of principal executive offices)

(770) 696-6343

(Registrant’s telephone number, including area code)

SIGNATURES

ITEM 4. CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

     The Board of Directors of Maxxis Group, Inc. (the “Registrant”), has approved the engagement of Tauber & Balser, P.C., as the Registrant’s independent Certified Public Accountants to audit the balance sheets of the Registrant as of June 30, 2003, 2002, and 2001, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended.

     During the Registrant’s two most recent fiscal years ended June 30, 2002, and through the date of this Current Report, the Registrant did not consult Tauber & Balser, P.C., with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would be rendered on the Registrant’s consolidated financial statements, or any matters or events set forth in Items 304(a)2(i) and (ii) of Regulation S-K.

ITEM 5. OTHER EVENTS AND REQUIRED DISCLOSURES

     The Board of Directors of Maxxis Group, Inc. has accepted the resignation of DeChane Cameron as Chief Financial Officer of the Registrant effective March 31, 2003. Mr. Cameron has served in such capacity since February 2000 and resigned to pursue other activities. He will serve as a consultant to the Company for the next four months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXXIS GROUP, INC. Registrant

March 31, 2003	By: /s/ Alvin Curry

Alvin Curry President and Chief Executive Officer

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